SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 10, 2003

PLUG POWER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices and Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

On November 11, 2003, Plug Power Inc. (the “Company”) issued a press release announcing that it entered into an agreement with certain investors to sell an aggregate of 11,700,000 shares of the Company’s common stock at a purchase price of $5.00 per share (the “Shares”) for aggregate gross proceeds of $58,500,000, before placement fees and offering expenses. Citigroup Global Markets Inc. and Stephens Inc. are acting as co-placement agents in connection with the sale of the Shares. The Shares are covered by the Company’s Registration Statement on Form S-3 (File No. 333-109737) and are being sold to the several purchasers named in, and pursuant to, the purchase agreement, dated as of November 10, 2003, by and among the Company and the purchasers named therein. The Company expects to consummate the sale of the Shares on November 13, 2003. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

Exhibit Number	Description

5.1*	Legal Opinion of Goodwin Procter LLP dated November 10, 2003.

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1*	Press Release of Plug Power Inc. dated November 11, 2003.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 11, 2003	PLUG POWER INC.

	By:	/s/ DAVID A. NEUMANN
David A. Neumann Chief Financial Officer

EXHIBIT INDEX

5.1	*	Legal Opinion of Goodwin Procter LLP dated November 10, 2003.

23.1	*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	*	Press Release of Plug Power Inc. dated November 11, 2003.

*	Filed herewith.